For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2019 FIRST QUARTER RESULTS

PHOENIX, August 6, 2018 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first fiscal quarter ended June 30, 2018.
Financial highlights include the following:

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Net revenue for the first quarter of fiscal year 2019 totaled $246.4 million, up 19.1% from $206.8 million in the first quarter of fiscal year 2018. The increase was primarily from improved home sales volume and higher home selling prices from input cost inflation and modestly larger home sizes. Current quarter net revenue also includes $6.5 million from this quarter's required implementation of accounting standards whereby subcontracted pass-through services, such as the preparation of a home site or other home enhancements, are now recognized on a gross basis rather than net of associated costs.

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Income before income taxes was $24.1 million for the first quarter of fiscal year 2019, a 53.5% increase from $15.7 million in the comparable quarter last year. As part of this increase, $1.5 million in unrealized gains on corporate investments from this quarter's implementation of new accounting standards was recorded in other income, net. Unrealized gains and losses are now required to be reported on the Consolidated Statement of Comprehensive Income instead of recording these amounts in accumulated other comprehensive income on the Consolidated Balance Sheet.

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Income tax expense was $4.4 million, resulting in an effective tax rate of 18.4% for the first quarter of fiscal year 2019 compared to $3.9 million and an effective tax rate of 24.9% in the same quarter of the prior year. The current fiscal quarter was benefited by the Tax Cuts and Jobs Act (the "Tax Act"), which was enacted on December 22, 2017. The Tax Act reduced the federal corporate tax rate to 21% for our fiscal year ending March 30, 2019. In addition, the current quarter includes a deduction of $1.2 million related to excess tax benefits from exercises of stock options, compared to $1.4 million deducted in the prior year period.

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Net income was $19.7 million for the first quarter of fiscal year 2019, compared to net income of $11.8 million in the same quarter of the prior year, a 66.9% increase. Diluted net income per share for the first quarter of fiscal 2019 was $2.12 compared to diluted net income per share of $1.28 for the comparable quarter last year.

Commenting on the quarter, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "Cavco's home order rates continue to benefit from the improving housing market and economy. At the end of the first fiscal quarter, Cavco’s sales order backlog was $196 million compared to $137 million at the end of the same quarter last year. The tight labor market remains a challenge; accordingly we continue to focus our efforts on talent recruiting, training and retention programs, along with increasing factory production rates by investing in production capacity and efficiency initiatives."
Cavco’s management will hold a conference call to review these results tomorrow, August 7, 2018, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2018 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 30, 2018	March 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$177,487	$186,766
Restricted cash, current	12,918	11,228
Accounts receivable, net	39,922	35,043
Short-term investments	14,268	11,866
Current portion of consumer loans receivable, net	34,450	31,096
Current portion of commercial loans receivable, net	10,902	5,481
Inventories	110,437	109,152
Prepaid expenses and other current assets	28,853	27,961
Total current assets	429,237	418,593
Restricted cash	1,066	1,264
Investments	32,879	33,573
Consumer loans receivable, net	63,707	63,855
Commercial loans receivable, net	19,731	11,120
Property, plant and equipment, net	64,005	63,355
Goodwill and other intangibles, net	82,936	83,020
Total assets	$693,561	$674,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,615	$23,785
Accrued liabilities	126,774	126,500
Current portion of securitized financings and other	24,237	26,044
Total current liabilities	175,626	176,329
Securitized financings and other	33,884	33,768
Deferred income taxes	8,364	7,577
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; Outstanding 9,061,306 and 9,044,858 shares, respectively	91	90
Additional paid-in capital	244,627	246,197
Retained earnings	231,147	209,381
Accumulated other comprehensive income (loss)	(178)	1,438
Total stockholders’ equity	475,687	457,106
Total liabilities and stockholders’ equity	$693,561	$674,780

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2018	July 1, 2017
Net revenue	$246,403	$206,816
Cost of sales	194,927	164,850
Gross profit	51,476	41,966
Selling, general and administrative expenses	29,213	26,305
Income from operations	22,263	15,661
Interest expense	(972)	(1,048)
Other income, net	2,845	1,038
Income before income taxes	24,136	15,651
Income tax expense	(4,445)	(3,898)
Net income	$19,691	$11,753

Net income per share:
Basic	$2.18	$1.30
Diluted	$2.12	$1.28
Weighted average shares outstanding:
Basic	9,048,579	9,006,999
Diluted	9,267,048	9,162,491

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	July 1, 2017
Net revenue:
Factory-built housing	$232,762	$192,882
Financial services	13,641	13,934
Total net revenue	$246,403	$206,816

Income before income taxes:
Factory-built housing	$21,608	$13,170
Financial services	2,528	2,481
Total income before income taxes	$24,136	$15,651

Capital expenditures	$1,679	$594
Depreciation	$1,020	$882
Amortization of other intangibles	$84	$92

Total factory-built homes sold	3,887	3,475

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